Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

LogicMark, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered (1)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units consisting of: (3)	Rule 457(o)	—	—	$7,000,000	0.0001476	$1,033.20	—	—	—	—
Fees to be Paid	Equity	(i) Common stock, $0.0001 par value per share (4)	Rule 457(o) and Rule 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase shares of common stock (4)	Rule 457(o) and Rule 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase shares of common stock (4)	Rule 457(o) and Rule 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, issuable upon the exercise of the Series A Warrants included in the units and pre-funded units (3)(5)	Rule 457(o)	—	—	$7,000,000	0.0001476	$1,033.20	—	—	—	—
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, issuable upon the exercise of the Series B Warrants included in the units and pre-funded units (3)(5)	Rule 457(o)	—	—	$7,000,000	0.0001476	$1,033.20	—	—	—	—
Fees to be Paid	Equity	Pre-funded units consisting of: (3)	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	(i) Pre-funded common stock purchase warrants to purchase shares of common stock (4)	Rule 457(o) and 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	(ii) Series A Warrants to purchase shares of common stock (4)	Rule 457(o) and 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	(iii) Series B Warrants to purchase shares of common stock (4)	Rule 457(o) and 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, issuable upon the exercise of the pre-funded common stock purchase warrants (3)(5)	Rule 457(o)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	Placement agent warrants to purchase shares of common stock (4)	Rule 457 (o) and Rule 457(g)	—	—	—	—	—	—	—	—	—
Fees to be Paid	Equity	Common stock, $0.0001 par value per share, issuable upon the exercise of the placement agent warrants to purchase shares of common stock (6)	Rule 457(o)	—	—	$210,000	0.0001476	$31.00	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$21,210,000		$3,130.60
Total Fees Previously Paid								$3,130.60
Total Fee Offset								—
Net Fee Due								$—

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of shares of common stock, par value $0.0001 per share, of the registrant (the “Common Stock”) that may become issuable to prevent dilution resulting from stock splits, stock combinations, stock dividends, recapitalizations or similar transactions with respect to the Common Stock.

(3)	The proposed maximum offering price of the units of the registrant proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units of the registrant offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the units together with the pre-funded units (as well as the shares of Common Stock included in the units and issuable upon exercise of the Series A warrants to purchase Common Stock, Series B warrants to purchase Common Stock and pre-funded common stock warrants included in such units and pre-funded units, as applicable), if any, is $7,000,000.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the shares of Common Stock issuable upon exercise of each of such Series A warrants and Series B warrants included in the units or pre-funded units, as applicable, proposed to be sold in the offering is $7,000,000, which is equal to 100% of $7,000,000, as each share of Common Stock included in each unit of the registrant to be sold in this offering (and each pre-funded common stock purchase warrant included in each pre-funded unit of the registrant to be sold in this offering) will receive a Series A warrant to purchase one share of Common Stock and a Series B warrant to purchase one share of Common Stock

(6)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum offering price of the shares of Common Stock issuable upon exercise of such placement agent warrants proposed to be sold in the offering is $210,000, which is equal to 3% of the public offering price of the units offered hereby. The registrant has agreed to issue to the placement agent for this offering, in the event that the aggregate value of the securities sold in connection with this offering equals or exceeds $5 million, placement agent warrants entitling such placement agent to purchase up to 3% of the aggregate shares of Common Stock included in the units sold. Such placement agent warrants are exercisable at a per share price equal to 100% of the public offering price of the units offered hereby.